Exhibit 99.1
BRC Inc. Reports Fourth Quarter 2023 Financial Results
Financial Highlights

•Net Revenue increased 28% in Q4 2023 to $119.7 million, driven by Wholesale growth of 79% versus Q4 of 2022
•Outpaced category growth by over 18x within the FDM coffee category and 4x within RTD category
•Profitability sequentially improved in Q4 2023; Adjusted EBITDA of $12.1 million and a Net Loss of $14.0 million compared to Adjusted EBITDA Loss of $11.4 million and a Net Loss of $20.0 million a year ago
•Continued acceleration of profit and cash flow expected in 2024 with guidance issued for Adjusted EBITDA of $27.0 million to $40.0 million with Free Cash Flow conversion of ~80% of Adjusted EBITDA
SALT LAKE CITY, Utah – March 6, 2024 – BRC Inc. (NYSE: BRCC), the rapidly-growing, mission-driven premium coffee company creating long-term shareholder value through innovative brand strategy that elevates the service community, today announced financial results for the fourth quarter of fiscal year 2023.

“Black Rifle continues to build momentum as a brand, as an efficient, well-run company, and most importantly, in its ability to impact the veteran and first responder community. We are one of the fastest growing brands in the coffee category, with bagged coffee growing at 18x the category and RTD coffee 4x the category,” said BRCC Chief Executive Officer Chris Mondzelewski. “Our brand awareness is now 29%, a 400bps increase since this past summer (Q3 2023), and we continue to have the #1 Net Promoter Score among coffee brands. Additionally, we continue to find ways to generate efficiency in our business, driving faster decision making and a stronger bottom line. Above all, Black Rifle continues to press our mission forward to serve the veteran and first responder community. Our Veterans Day partnership with the UFC and Hunter Seven Foundation raised over $250,000 in one weekend for Veterans battling cancer. I am honored to have the opportunity to lead this proud organization.”

“BRCC has reached an inflection point, driven by a renewed focus on efficiency and effectiveness, giving us confidence in our first full-year guidance of positive profit and free cash flow,” said BRCC Chief Financial Officer Steve Kadenacy. “Our strong performance during the past fiscal year demonstrates our commitment to excellence at every level of the company. We’ve further refined operations to serve our greater vision for the company – a vision that will allow us to strengthen and grow the business while creating value for our customers, partners, and investors.”

Fourth Quarter 2023 Financial Highlights (in millions, except % data)

	Quarter To Date Comparisons				Year To Date Comparisons
	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change
Net Revenue	$119.7	$93.6	$26.1	28%	$395.6	$301.3	$94.3	31%
Gross Profit	$31.7	$29.5	$2.2	7%	$125.4	$99.2	$26.2	26%
Gross Margin	26.5%	31.5%			31.7%	32.9%

Net Loss	$(14.0)	$(20.0)	$6.0		$(56.7)	$(338.0)	$281.3
Adjusted EBITDA	$12.1	$(11.4)	$23.5		$13.3	$(34.0)	$47.3

Fourth Quarter 2023 Results
Fourth quarter 2023 revenue increased 27.8% to $119.7 million from $93.6 million in the fourth quarter of 2022. Wholesale revenue increased 78.5% to $73.5 million in the fourth quarter of 2023 from $41.2 million in the fourth quarter of 2022. Direct-to-Consumer ("DTC") revenue decreased 14.4% to $39.1 million in the fourth quarter of 2023 from $45.6 million during the fourth quarter of 2022. Outpost revenue increased 3.9% to $7.1 million in the fourth quarter of 2023 from $6.8 million in the fourth quarter of 2022. The Wholesale channel performance was primarily driven by entry into Food, Drug and Mass (“FDM”) market and growth in our Ready-to-Drink (“RTD”) product and included $28.9 million attributable to a barter transaction in which we received advertising services in exchange for our RTD product. In addition, RTD product sales increased through national distributors and retail accounts as our All Commodity Volume percentage increased 480 basis points to 43.4% and our total doors increased 41.8% versus the fourth quarter of 2022. The DTC performance was primarily due to lower customer acquisition as we strategically shifted advertising spend to other areas with higher returns. The Outpost channel performance was driven by an increase in our company-owned store count, which increased to eighteen in the fourth quarter of 2023 from fifteen company-owned outposts in the fourth quarter of 2022.
Gross profit increased to $31.7 million in the fourth quarter of 2023 from $29.5 million in the fourth quarter of 2022, an increase of 7.5% year to year, with gross margin decreasing 500 basis points to 26.5% from 31.5% for the fourth quarter of 2022, driven by product mix shift, as RTD has lower margins than bagged coffee, an increase in our inventory reserve as a result of excess RTD inventory, and inflation in raw materials and finished goods.
Marketing expenses decreased 38.3% to $8.4 million in the fourth quarter of 2023 from $13.6 million in the fourth quarter of 2022. As a percentage of revenue, marketing expenses decreased 750 basis points to 7.0% in the fourth quarter of 2023 as compared to 14.5% in the fourth quarter of 2022 as marketing and advertising spend has been favorably impacted by channel mix with revenue growth primarily coming from the Wholesale channel, which requires lower marketing spend than DTC, partly offset by an increase in marketing fees related to a strategic partnership.

Salaries, wages and benefits expenses increased 12.4% to $19.0 million in the fourth quarter of 2023 from $16.9 million in the fourth quarter of 2022. As a percentage of revenue, salaries, wages and benefits expenses decreased 220 basis points to 15.9% in the fourth quarter of 2023 as compared to 18.0% for the fourth quarter of 2022. The decrease in salaries, wages and benefits expense was driven by a reduction in headcount as well as a result of a change in estimate for a discretionary payroll accrual and a decrease in stock compensation expense, partially offset by severance expense incurred during the quarter.
General and administrative ("G&A") expenses decreased 18.3% to $15.1 million in the fourth quarter of 2023 from $18.5 million in the fourth quarter of 2022. As a percentage of revenue, G&A decreased 710 basis points to 12.6% in the fourth quarter of 2023 as compared to 19.7% in the fourth quarter of 2022, benefiting from continued revenue growth and scale efficiencies. G&A expenses included $2.9 million of legal fees related to non-routine legal matters arising from the Business Combination in 2022, which continued from the previous quarter.
Net loss for the fourth quarter of 2023 was $14.0 million and Adjusted EBITDA was $12.1 million. This compares to net loss of $20.0 million and Adjusted EBITDA loss of $11.4 million in the fourth quarter of 2022.

Financial Outlook

BRC Inc. provides guidance based on current market conditions and expectations for revenue, gross margin and adjusted EBITDA, which is a non-GAAP financial measure.

For the Full-year fiscal 2024, the Company expects:

	FY2023	FY2024 Guidance
	Actual	Low	High
Net Revenue(1)	$395.6	$430.0	$460.0
Growth	31%	9%	16%
Gross Margin	31.7%	37%	40%

Adj. EBITDA	$13.3	$27.0	$40.0
Free Cash Flow		80% Flow Through
(1) A barter transaction favorably impacted Net Revenue in 2023 by $28.9 million and projected Net Revenue in 2024 by an estimated $6.5 million. Excluding the impact of the barter transaction reduces revenue growth from 2022 to 2023 by 10% and increases projected Net Revenue growth in 2024 by 6% - 8%.

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have not reconciled forward-looking Adjusted EBITDA to its most directly comparable GAAP measure, net income(loss), in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. We cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including market-related assumptions that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net loss. See “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.
Conference Call
A conference call to discuss the Company’s fourth quarter results is scheduled for March 7, 2024, at 8:30 a.m. ET. Those who wish to participate in the call may do so by dialing (877) 407-0609 or (201) 689-8541 for international callers. A webcast of the call will be available on the investor relations page of the Company’s website at ir.blackriflecoffee.com. For those unable to participate in the conference call, a replay will be available after the conclusion of the call through March 14, 2024. The U.S. toll-free replay dial-in number is (877) 660-6853, and the international replay dial-in number is (201) 612-7415. The replay passcode is 13744386.
About BRC Inc.
Black Rifle Coffee Company (BRCC) is a veteran-founded coffee company serving premium coffee to people who love America. Founded in 2014 by Green Beret Evan Hafer, Black Rifle develops their explosive roast profiles with the same mission focus they learned while serving in the military. BRCC is committed to supporting veterans, active-duty military, first responders and the American way of life.
To learn more, visit www.blackriflecoffee.com, subscribe to the BRCC newsletter, or follow along on social media.

Forward-Looking Statements

This press release contains forward-looking statements about BRC Inc. and its industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including statement’s regarding the Company’s intentions, beliefs or current expectations concerning, among other things, the Company’s financial condition, liquidity, prospects, growth, strategies, future market conditions, developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. The events and circumstances reflected in the

Company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Factors that may cause such forward-looking statements to differ from actual results include, but are not limited to: competition and our ability to grow and manage growth sustainably and retain our key employees; failure to achieve sustained profitability; negative publicity affecting our brand and reputation, or the reputation of key employees; failure to manager our debt obligations; failure to effectively make use of assets received under bartering transactions; failure by us to maintain our message as a supportive member of the Veteran and military communities and any other factors which may negatively affect the perception of our brand; our limited operating history, which may make it difficult to successfully execute our strategic initiatives and accurately evaluate future risks and challenges; failed marketing campaigns, which may cause us to incur costs without attracting new customers or realizing higher revenue; failure to attract new customers or retain existing customers; risks related to the use of social media platforms, including dependence on third-party platforms; failure to provide high-quality customer experience to retail partners and end users, including as a result of production defaults, or issues, including due to failures by one or more of our co-manufacturers, affecting the quality of our products, which may adversely affect our brand; decrease in success of the direct to consumer revenue channel; loss of one or more co-manufacturers, or delays, quality, or other production issues, including labor-related production issues at any of our co-manufacturers; failure to manage our supply chain, and accurately forecast our raw material and co-manufacturing requirements to support our needs; failure to effectively manage or distribute our products through our Wholesale business partners, especially our key Wholesale business partners; failure by third parties involved in the supply chain of coffee, store supplies or merchandise to produce or deliver products, including as a result of ongoing supply chain disruptions, or our failure to effectively manage such third parties; changes in the market for high-quality coffee beans and other commodities; fluctuations in costs and availability of real estate, labor, raw materials, equipment, transportation or shipping; failure to successfully compete with other producers and retailers of coffee; failure to successfully open new Black Rifle Coffee Outposts, including failure to timely proceed through permitting and other development processes, or the failure of any new or existing Outposts to generate sufficient sales; failure to properly manage our rapid growth, inventory needs, and relationships with various business partners; failure to protect against software or hardware vulnerabilities; failure to build brand recognition using our intellectual properties or otherwise; shifts in consumer spending, lack of interest in new products or changes in brand perception upon evolving consumer preferences and tastes; failure to adequately maintain food safety or quality and comply with food safety regulations; failure to successfully integrate into new domestic and international markets; risks related to leasing space subject to long-term non-cancelable leases and with respect to real property; failure of our franchise partners to successfully manage their franchises; failure to raise additional capital to develop the business; risks related to supply chain disruptions; risks related to unionization of employees; failure to comply with federal state and local laws and regulations, or failure to prevail in civil litigation matters; and other risks and uncertainties indicated in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2024 including those set forth under “Item 1A. Risk Factors” included therein, as well as in our other filings with the SEC. Such forward-looking statements are based on information available as of the date of this press release and the Company’s current beliefs and expectations concerning future developments and their effects on the Company. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not place undue reliance on these forward-looking statements as predications of future events. Although the Company believes that it has a reasonable basis for each forward-looking statement contained in this press release, the Company cannot guarantee that the future results, growth, performance or events or circumstances reflected in these forward-looking statements will be achieved or occur at all. These forward-looking statement speak only as of the date of this press release. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
Investor Contacts:

Tanner Doss: IR@BlackRifleCoffee.com
ICR for BRCC: BlackrifleIR@icrinc.com

BRC Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue, net	$119,650	$93,618	$395,623	$301,313
Cost of goods sold	87,978	64,153	270,175	202,134
Gross profit	31,672	29,465	125,448	99,179
Operating expenses
Marketing and advertising	8,377	13,578	30,794	38,169
Salaries, wages and benefits	18,967	16,881	71,054	64,286
General and administrative	15,085	18,467	71,613	64,486
Other operating expense, net	1,464	—	2,198	—
Total operating expenses	43,893	48,926	175,659	166,941
Operating loss	(12,221)	(19,461)	(50,211)	(67,762)
Non-operating income (expenses)
Interest expense, net	(1,672)	(457)	(6,330)	(1,593)
Other income (expense), net	(127)	(11)	10	339
Change in fair value of earn-out liability	—	—	—	(209,651)
Change in fair value of warrant liability	—	—	—	(56,675)
Change in fair value of derivative liability	—	—	—	(2,335)
Total non-operating expenses	(1,799)	(468)	(6,320)	(269,915)
Loss before income taxes	(14,020)	(19,929)	(56,531)	(337,677)
Income tax expense	16	101	185	367
Net loss	$(14,036)	$(20,030)	(56,716)	(338,044)
Less: Net loss attributable to non-controlling interest	(9,551)	(14,842)	(39,971)	(255,138)
Net loss attributable to BRC Inc.	$(4,485)	$(5,188)	$(16,745)	$(82,906)

Net loss per share attributable to Class A Common Stock(1)
Basic and diluted	$(0.07)	(0.09)	$(0.27)	$(1.62)
Weighted-average shares of Class A Common Stock outstanding(1)
Basic and diluted	64,474,349	54,814,919	60,932,225	51,246,632
(1) For the year ended December 31, 2022, net loss per share of Class A Common Stock and weighted-average shares of Class A Common Stock outstanding is representative of the period from February 9, 2022 through December 31, 2022, the period following the Business Combination. Shares of Class B Common Stock do not participate in the earnings or losses of the Company and are therefore not participating securities. As such, separate presentation of basic and diluted loss per share of Class B Common Stock under the two-class method has not been presented.

BRC Inc.

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value amounts)

	December 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$12,448	$38,990
Restricted cash	1,465	—
Accounts receivable, net	25,207	22,337
Inventories, net	56,465	77,183
Prepaid expenses and other current assets	12,153	6,783
Total current assets	107,738	145,293
Property, plant and equipment, net	68,326	59,451
Operating lease, right-of-use asset	36,214	20,050
Identifiable intangibles, net	418	225
Other	23,080	315
Total assets	235,776	225,334
Liabilities and Shareholders' Equity/(Deficit)
Current liabilities:
Accounts payable	$33,564	$12,429
Accrued liabilities	34,911	36,660
Deferred revenue and gift card liability	11,030	9,505
Current maturities of long-term debt, net	2,297	2,143
Current operating lease liability	2,249	1,360
Current maturities of finance lease obligations	58	95
Total current liabilities	84,109	62,192
Non-current liabilities:
Long-term debt, net	68,683	47,017
Finance lease obligations, net of current maturities	23	221
Operating lease liability	35,929	19,466
Other non-current liabilities	524	502
Total non-current liabilities	105,159	67,206
Total liabilities	189,268	129,398

Stockholders' equity/members' deficit:
Preferred Stock, $0.0001 par value, 1,000,000 shares authorized; no shares issued and outstanding	—	—
Class A Common Stock, $0.0001 par value, 2,500,000,000 shares authorized; 65,637,806 and 57,661,274 shares issued and outstanding as of December 31, 2023 and 2022, respectively	6	5
Class B Common Stock, $0.0001 par value, 300,000,000 shares authorized; 146,484,989 and 153,899,025 shares issued and outstanding as of December 31, 2023 and 2022, respectively	15	16
Class C Common Stock, $0.0001 par value, 1,500,000 shares authorized; no shares issued or outstanding as of December 31, 2023 and 2022	—	—
Additional paid in capital	133,728	129,508
Accumulated deficit	(120,478)	(103,733)
Total BRC Inc.'s stockholders' equity	13,271	25,796
Non-controlling interests	33,237	70,140
Total stockholders' equity	46,508	95,936
Total liabilities and stockholders' equity	$235,776	$225,334

BRC Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2023	2022
Operating activities
Net loss	$(56,716)	$(338,044)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,263	4,383
Equity-based compensation	6,974	6,079
Amortization of debt issuance costs	549	317
Loss on disposal of assets	4,763	—
Other	311	849
Change in fair value of earn-out liability	—	209,651
Change in fair value of warrant liability	—	56,675
Change in fair value of derivative liability	—	2,335
Changes in operating assets and liabilities:
Accounts receivable, net	(2,766)	(14,895)
Inventories, net	(8,183)	(56,311)
Prepaid expenses and other assets	654	(184)
Accounts payable	21,557	(6,146)
Accrued liabilities	(1,811)	15,986
Deferred revenue and gift card liability	1,525	2,171
Operating lease liability	891	776
Other liabilities	22	168
Net cash used in operating activities	(24,967)	(116,190)
Investing activities
Purchases of property, plant and equipment	(27,220)	(30,404)
Proceeds from sale of property and equipment	5,712	—
Net cash used in investing activities	(21,508)	(30,404)
Financing activities
Proceeds from issuance of long-term debt, net of discount	294,508	51,593
Debt issuance costs paid	(4,333)	(279)
Repayment of long-term debt	(268,230)	(38,761)
Financing lease obligations	(173)	3
Repayment of promissory note	(1,047)	—
Issuance of stock from the Employee Stock Purchase Plan	673	—
Distribution and redemption of Series A preferred equity	—	(127,853)
Proceeds from Business Combination, including PIPE investment	—	337,957
Payment of Business Combination costs	—	(31,638)
Redemption of Class A and Class B shares	—	(20,145)
Redemption of incentive units	—	(3,627)
Net cash provided by financing activities	21,398	167,250
Net increase (decrease) in cash, cash equivalents, and restricted cash	(25,077)	20,656
Cash and cash equivalents, beginning of period	38,990	18,334
Restricted cash, beginning of period	—	—
Cash and cash equivalents, end of period	$12,448	$38,990
Restricted cash, end of period	$1,465	$—

BRC Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(in thousands)

	Year Ended December 31,
	2023	2022
Non-cash operating activities
Recognition of right-of-use operating lease assets	$18,547	$20,050
Recognition of revenue for inventory exchanged for prepaid advertising	$28,901	$—

Non-cash investing and financing activities
Property and equipment purchased but not yet paid	1,857	2,279
Series A preferred equity exchange for PIPE shares	—	26,203
Series A preferred equity amortization	—	5,390

Supplemental cash flow information
Cash paid for income taxes	$562	$277
Cash paid for interest	$4,483	$1,279

KEY OPERATING AND FINANCIAL METRICS

Revenue by Sales Channel
(in thousands)
	Quarter Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Wholesale	$73,525	$41,187	$225,059	$119,360
Direct to Consumer	39,072	45,645	143,232	159,022
Outpost	7,053	6,786	27,332	22,931
Total net sales	$119,650	$93,618	$395,623	$301,313

Key Operational Metrics
	December 31,
	2023	2022
Wholesale Doors	12,200	10,690
RTD Doors	86,840	61,230
DTC Subscribers	225,800	270,000
Outposts
Company-owned stores	18	15
Franchise stores	18	11
Total Outposts	36	26

Non-GAAP Financial Measures

To evaluate the performance of our business, we rely on both our results of operations recorded in accordance with generally accepted accounting principles in the United States ("GAAP") and certain non-GAAP financial measures, including EBITDA and Adjusted EBITDA. These measures, as defined below, are not defined or calculated under principles, standards or rules that comprise GAAP. Accordingly, the non-GAAP financial measures we use and refer to should not be viewed as a substitute for performance measures derived in accordance with GAAP or as a substitute for a measure of liquidity. Our definitions of EBITDA and Adjusted EBITDA described below are specific to our business and you should not assume that they are comparable to similarly titled financial measures of other companies. We define EBITDA as net income (loss) before interest, tax expense, depreciation and amortization expense. We also present EBITDA excluding non-cash fair value adjustments relating to the remeasurement of earn-out and derivative liabilities upon vesting events and the remeasurement of a warrant liability upon redemption of warrants. We define Adjusted EBITDA as EBITDA excluding non-cash fair value adjustments, as adjusted for equity-based compensation, system implementation costs, transaction expenses, executive, recruiting, relocation and sign-on bonus, write-off of site development costs, strategic initiative related costs, non-routine legal expenses, RTD start-up production issues, (Gain) loss on assets held for sale, contract termination costs, restructuring fees and related costs, RTD transformation costs, and loss on impairment of assets. Investors should note that, beginning with results for the quarter ended December 31, 2022, we have modified the presentation of Adjusted EBITDA to no longer exclude Outpost pre-opening expenses, and beginning with the results for the quarter ended June 30, 2023, we have modified the presentation of Adjusted EBITDA to no longer exclude (i) expenses associated with certain legal expenses we have determined are no longer non-routine and (ii) cash expenses associated with RTD start-up and production issues. To conform to the current period’s presentation, we have excluded Outpost pre-opening expenses, the aforementioned legal expenses, and cash expenses associated with RTD start-up and production issues when presenting Adjusted EBITDA for the quarter and year ended December 31, 2023 and the quarter and year ended December 31, 2022. This change decreased Adjusted EBITDA for the quarter and year ended December 31, 2022 by $0.5 million and $1.1 million, respectively. When used in conjunction with GAAP financial measures, we believe that EBITDA and Adjusted EBITDA are useful supplemental measures of operating performance because these measures facilitate comparisons of historical performance by excluding non-cash items such as equity-based payments and other amounts not directly attributable to our primary operations, such as the impact of system implementation, acquisitions, disposals, litigation and settlements. Adjusted EBITDA is also a key metric used internally by our management to evaluate performance and develop internal budgets and forecasts. EBITDA and Adjusted EBITDA have limitations as an analytical tool and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP and may not provide a complete understanding of our operating results as a whole. Some of these limitations are (i) they do not reflect changes in, or cash requirements for, our working capital needs, (ii) they do not reflect our interest expense or the cash requirements necessary to service interest or principal payments on our debt, (iii) they do not reflect our tax expense or the cash requirements to pay our taxes, (iv) they do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments, (v) although equity-based compensation expenses are non-cash charges, we rely on equity compensation to compensate and incentivize employees, directors and certain consultants, and we may continue to do so in the future and (vi) although depreciation, amortization and impairments are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and these non-GAAP measures do not reflect any cash requirements for such replacements.

A reconciliation of net loss, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA is set forth below:

Reconciliation of Net Loss to Adjusted EBITDA
(amounts in thousands)
	Quarter Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net loss	$(14,036)	(20,030)	$(56,716)	(338,044)
Interest expense	1,672	457	6,330	1,593
Tax expense	16	101	185	367
Depreciation and amortization	1,909	1,328	7,263	4,383
EBITDA	$(10,439)	$(18,144)	$(42,938)	$(331,701)
Non-cash fair value adjustments
Change in fair value of earn-out liability expense(1)	—	—	—	209,651
Change in fair value of warrant liability expense(2)	—	—	—	56,675
Change in fair value of derivative liability(3)	—	—	—	2,335
EBITDA, excluding non-cash fair value adjustments	$(10,439)	$(18,144)	$(42,938)	$(63,040)
Equity-based compensation(4)	1,329	1,496	6,974	6,929
System implementation costs(5)	484	318	3,541	723
Transaction expenses(6)	—	—	—	1,020
Executive recruiting, relocation and sign-on bonus(7)	(29)	876	1,515	3,757
Write-off of site development costs(8)	341	730	2,833	1,055
Strategic initiative related costs(9)	—	629	1,505	7,760
Non-routine legal expense(10)	2,909	781	10,290	1,866
RTD start-up and production issues(11)	—	1,769	2,394	5,205
(Gain) Loss on assets held for sale(12)	—	—	105	—
Contract termination costs(13)	—	125	730	683
Restructuring fees and related costs(14)	1,692	—	6,812	—
RTD transformation costs(15)	15,268	—	18,917	—
Loss on impairment of assets	592	—	592	—
Adjusted EBITDA	$12,147	$(11,420)	$13,270	$(34,042)

(1)Represents the non-cash expense recognized to remeasure the earn-out liability to fair value upon vesting events. The change in fair value was a result of the increase of the closing price of our publicly traded common stock subsequent to the closing of our business combination.
(2)Represents non-cash expense recognized to remeasure the warrant liability to fair value upon redemption. The change in fair value was a result of the increase of the closing price of our publicly traded common stock subsequent to the closing of our business combination.
(3)Represents non-cash expense recognized to remeasure the derivative liability to fair value upon the vesting event. The change in fair value was a result of the increase of the closing price of our publicly traded common stock subsequent to the closing of our business combination.
(4)Represents the non-cash expense related to our equity-based compensation arrangements for employees, directors, consultants and wholesale channel partner.
(5)Represents non-capitalizable costs associated with the implementation of our enterprise-wide resource planning (ERP) system.
(6)Represents expenses related to becoming a public company such as public company readiness, consulting and other fees that are not related to core operations.
(7)Represents nonrecurring payments made for executive recruitment, relocation, and sign-on bonuses.
(8)Represents the write-off of development costs for abandoned retail locations.
(9)Represents nonrecurring third-party consulting costs related to the planning and execution of our growth and productivity strategic initiatives.
(10)Represents legal costs and fees incurred in connection with certain non-routine legal disputes consisting of certain claims relating to deSPAC warrants and a commercial dispute with a former consultant resulting from the Company in-housing certain activities.
(11)Represents nonrecurring, non-cash costs and expense incurred as a result of our RTD start-up and production issue.
(12)Represents the impairments on assets held for sale, net of (gain) loss on sale of assets held for sale.
(13)Represents nonrecurring costs incurred for early termination of software and service contracts.
(14)Represents restructuring advisory fees, severance, and other related costs (previously included in footnote (7) and footnote (9)).
(15)Represents non-recurring, non-cash or non-operational costs associated with the transformation of our RTD business including loss on write-off of RTD inventory, discounts recognized on non-cash transactions, and other non-cash costs to transform our RTD business.